EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference of our report dated August 16, 1996, accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 1996 and 1995, included in the Company's Annual Report on Form 10-KSB in the Registration Statement on Form S-8 expected to be filed by HealthWatch, Inc. on or about September 9, 1997.



SILVERMAN OLSON THORVILSON & KAUFMANN LTD
CERTIFIED PUBLIC ACCOUNTANTS
Minneapolis, Minnesota

September 9, 1997